As filed with the Securities and Exchange Commission on April 28, 2023

Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

PTC INC.

(Exact name of registrant as specified in its charter)

Massachusetts	04-2866152
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

121 Seaport Boulevard, Boston, MA 02210

(Address of Principal Executive Offices) (Zip Code)

2016 Employee Stock Purchase Plan

(Full title of Plan)

Aaron C. von Staats

Executive Vice President, General Counsel & Secretary

PTC Inc.

121 Seaport Boulevard

Boston, Massachusetts 02210

(Name and address of agent for service)

(781) 370-5000

(Telephone number, including area code, of agent for service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☒	Accelerated filer☐
Non-accelerated filer ☐	Smaller reporting company ☐ Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.☐

EXPLANATORY NOTE

Pursuant to General Instruction E to Form S-8, PTC Inc. (“PTC”) incorporates by reference into this Registration Statement the Registration Statement on Form S-8 of PTC relating to the PTC 2016 Employee Stock Purchase Plan (the “2016 ESPP”) filed on June 1, 2016 (File No. 333-211751), except to the extent modified or superseded by the information set forth herein. This Registration Statement provides for the registration of an additional 2,000,000 shares of Common Stock authorized for issuance under the 2016 ESPP.

PART II

INFORMATION REQUIRED IN REGISTRATION STATEMENT

ITEM 8. EXHIBITS

Exhibit Number	Description

4.1

Restated Articles of Organization of PTC Inc. adopted August 4, 2015 (filed as Exhibit 3.1 to our Annual Report on Form 10-K for the fiscal year ended September 30, 2015 (File No. 0-18059) and incorporated herein by reference).

4.2

Amended and Restated By-Laws of PTC Inc., as amended through June 24, 2021 (filed as Exhibit 3.2 to our Annual Report on Form 10-K for the fiscal year ended September 30, 2022 (File No. 0-18059) and incorporated herein by reference)

5.1	Opinion of Locke Lord LLP as to the legality of the securities registered hereunder.

23.1	Consent of Locke Lord LLP (included in its opinion filed as Exhibit 5.1).

23.2	Consent of PricewaterhouseCoopers LLP, an independent registered public accounting firm.

24.1	Power of Attorney (contained on the signature page to this Form S-8).

99.1	2016 Employee Stock Purchase Plan, as amended (filed as Exhibit 10.2 to our Current Report on Form 8-K filed February 21, 2023 (File No. 0-18059) and incorporated herein by reference).

107	Calculation of Filing Fee Table.

Signatures

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Boston, Massachusetts, on the 28th day of April, 2023.

PTC INC.

By:	/s/James Heppelmann
James Heppelmann
Chief Executive Officer

Power of Attorney

We, the undersigned officers and directors of PTC Inc. hereby severally constitute Aaron von Staats, Esq., and Catherine Gorecki, Esq., and each of them singly, our true and lawful attorneys with full power to them, and each of them singly, to sign for us and in our names in the capacities indicated below, the Registration Statement on Form S-8 filed herewith and any and all subsequent amendments to said Registration Statement, and generally to do all such things in our names and on our behalf in our capacities as officers and directors to enable PTC Inc. to comply with all requirements of the Securities and Exchange Commission, hereby ratifying and confirming our signatures as they may be signed by said attorneys, or any of them, to said registration statement and any and all amendments thereto.

WITNESS our hands and common seal on the date set forth below.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature Title Date

(i) Principal Executive Officer:

/s/James Heppelmann Chief Executive Officer April 28, 2023

James Heppelmann

(ii) Principal Financial and Accounting Officer

/s/Kristian Talvitie Executive Vice President and April 28, 2023

Kristian Talvitie Chief Financial Officer

Signature Title Date

(iii) Board of Directors:

/s/Robert Schechter Chairman of the April 28, 2023

Robert Schechter Board of Directors

/s/Mark Benjamin Director April 28, 2023

Mark Benjamin

/s/Janice Chaffin Director April 28, 2023

Janice Chaffin

/s/Amar Hanspal Director April 28, 2023

Amar Hanspal

/s/James Heppelmann Director April 28, 2023

James Heppelmann

/s/Michal Katz Director April 28, 2023

Michal Katz

/s/Paul Lacy Director April 28, 2023

Paul Lacy

/s/Corinna Lathan Director April 28, 2023

Corinna Lathan

/s/Blake Moret Director April 28, 2023

Blake Moret